Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS NOTE AND ANY SECURITIES INTO WHICH IT MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO U.S. GEOTHERMAL INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (2) SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE (“NOTE”)

$1,597,000	December 14, 2015
Boise, Idaho

For value received U.S. Geothermal Inc., a Delaware corporation (the “Company”), promises to pay to Goldman, Sachs & Co., a New York limited partnership, at 200 West Street, New York, New York 10282 or its assigns (“Holder”) the principal sum of $1,597,000 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.     Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 8.0% per annum and shall accrue daily. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.     Maturity; Payments; Prepayment; Waiver of Presentment.

(a)     Maturity Date. Subject to Section 3(a), the outstanding principal amount and all unpaid accrued interest shall be payable on the earlier of (i) March 31, 2016 and (ii) the date of consummation of a transaction resulting in a change of control of the Company (the “Maturity Date”).

(b)     Payments. Subject to Section 3, all payments of principal and interest shall be in lawful money of the United States of America and shall be payable at the address set forth in the opening paragraph of this Note unless another place of payment shall be specified in writing by Holder.

(c)      Interest Payment. Unless converted in accordance with Section 3, the Company shall pay the Holder all accrued and unpaid interest on the Maturity Date.

(d)     Waiver. The Company hereby waives demand, diligence, notice, presentment, and protest and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, at the sole discretion of the Holder, and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

(e)     Prepayment. The Company may prepay the principal and accrued interest due hereunder without the consent of the Holder, and without payment of any penalty or premium. Any prepayment made by the Company shall be applied first to the payment of accrued interest and then to the unpaid principal.

3.     Payment and Conversion.

(a)    Conversion. On or before the Maturity Date, the Company may elect to pay up to an aggregate amount of $1,000,000 of principal and interest on this Note by issuance of Conversion Shares at the Conversion Price (the date of such conversion, the “Conversion Date”). The “Conversion Price” shall be the weighted average of the closing prices for the Company’s shares of common stock on the NYSE MKT stock exchange for the ten (10) trading days immediately preceding the Conversion Date as reported by the NYSE MKT (or, if the NYSE MKT is not the principal securities exchange or trading market for the common stock, the closing price of the common stock on the principal securities exchange or trading market where such security is listed or traded as reported by the principal market). “Conversion Shares” means shares of the common stock of the Company that are covered by a Registration Statement filed with the Securities and Exchange Commission and covering the resale on a continuous basis pursuant to Rule 415, on Form S-3. In order to exercise its right to issue Conversion Shares, the Company shall deliver a notice to the Holder on or prior to the Maturity Date, which notice shall include a stock certificate representing the Conversion Shares or such other evidence of share ownership as is reasonably acceptable to the Holder. Notwithstanding anything to the contrary set forth herein, neither the Company nor the Holder has any conversion rights other than the conversion of up to an aggregate amount of $1,000,000 of principal and interest on this Note on the Conversion Date pursuant to this Section 3(a). Without limiting the foregoing, in the event that the Company does not validly issue Conversion Shares on or before the Maturity Date (whether due to a failure to deliver evidence of share ownership or otherwise), the Company shall forfeit any right to pay any portion of the principal and interest on this Note in the form of Conversion Shares.

(b)     No TSX Sales. The Company and the Holder acknowledge and agree that no Conversion Shares will be offered for sale or sold on the Toronto Stock Exchange (TSX).

(c)     Beneficial Ownership Limitation. Notwithstanding anything to the contrary, this Note shall not convert into any Conversion Shares that, when aggregated with all other shares of common stock then beneficially owned by the Holder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Holder and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”). The Holder and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. To the extent that a portion of the Note is not converted as a result of the Beneficial Ownership Limitation (or for any other reason), that portion of the Note shall be paid in cash on the Maturity Date.

(d)     Resale Registration Statement. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by Holder under the Securities Act until the date that is the earlier of (i) one year after the Conversion Date or, (ii) such time as all of the Conversion Shares covered by the Registration Statement have been publicly sold by the Holder, or (iii) at such time as all of the Conversion Shares become transferable without any restrictions or limitations in accordance with Rule 144(b)(1) (or any successor provision).

(e)     Fractional Shares. No fractions of a share of Conversion Shares shall be issued, but in lieu thereof the Holder otherwise entitled to a fraction of a Conversion Share or an Additional Share shall be entitled to receive an amount of cash (without interest) determined by multiplying the Conversion Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

(f)      Cash Payment. Any portion of principal or interest under this Note that is not paid through the issuance of Conversion Shares on the Maturity Date shall be due and payable in cash on the Maturity Date.

4.     Default.

(a)     Each of the following events shall be an “Event of Default” hereunder:

(i)     the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(ii)    an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(iii)     the Company executes an assignment with respect to substantially all of its assets;

(iv)     failure of the Company to pay when due any amount owed to the Holder; and

(v)     the Company breaches any obligation under this Note in any material respect and fails to cure such breach within fifteen (15) days of the Company receiving notice of such breach from Holder.

(b)    Upon the occurrence of any Event of Default hereunder, (i) until such amounts are paid in full, any amounts owing hereunder shall bear interest at a rate equal to twelve percent (12%) per annum, and such rate shall increase by one percent (1.0%) every ninety (90) days until such amounts are paid in full, (ii) all unpaid principal, accrued interest and other amounts owing under this Note shall automatically and immediately become due, payable and collectible by Holder pursuant to applicable law, (iii) any amounts that would be distributed or otherwise paid to the Company under the Second Amended and Restated Operating Agreement of Raft River Energy I LLC, dated as of the date hereof, shall be paid by Raft River Energy I LLC directly to the Holder in accordance with Section 14.12 thereunder, and (iv) the Holder may pursue any other rights or remedies it may have at law or in equity.

5.     Miscellaneous.

(a)    Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company may not assign its rights or obligations under this Note without the prior written consent of Holder. Holder shall have the unconditional right to assign its rights and obligations under this Note without the prior written consent of Company. Any assignment by either party must be made in accordance with the requirements of all applicable securities laws and regulations.

(b)     Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule.

(c)     Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(d)     Notices. All notices, payments, demands or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to be delivered, given and received for all purposes (a) as of the date and time of actual receipt, in the case of notices delivered personally; (b) one day after deposit with a nationally recognized overnight delivery service; (c) if sent by electronic mail or facsimile, upon confirmed receipt by recipient; or (d) five (5) days after deposit in registered or certified United States mail return receipt requested, as applicable. If not emailed or faxed, such notices, payments, demands or communications shall be delivered personally to the recipient or to an officer of the recipient to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed at the addresses specified on the signature page hereto or to such other address as may be specified from time to time by notice to parties hereto.

(e)     Modification; Waiver. This Note may only be amended or waived in a writing signed by both the Company and the Holder.

(f)     Entire Agreement. This Note constitutes the entire agreement of the parties in respect of the subject matter hereof.

(g)     Maximum Rate. Notwithstanding anything herein to the contrary, if at any time any interest rate applicable under this Note, together with all fees, charges and other amounts that are treated as interest on this Note under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Holder in accordance with applicable law, the rate of interest payable in respect hereof, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

COMPANY:

U.S. GEOTHERMAL INC., a Delaware corporation

By:______________________________________
Name: Dennis Gilles
Title: Chief Executive Officer

Address: 390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706

ACKNOWLEDGED AND AGREED BY

HOLDER:

GOLDMAN, SACHS & CO., a New York limited partnership

By:______________________________________
Name: Pooja Goyal
Title: Managing Director

Address: 200 West Street
New York, New York 10282
Attn: Charles Cognata

[Signature Page to Promissory Note]

COMPANY:

U.S. GEOTHERMAL INC., a Delaware corporation

By:____________________________________
Name:__________________________________
Title:___________________________________

Address: 390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706

ACKNOWLEDGED AND AGREED BY

HOLDER:

GOLDMAN, SACHS & CO., a New York limited partnership

By: Pooja Goyal
Name: Pooja Goyal
Title: Managing Director

Address: 200 West Street
New York, New York 10282
Attn: Charles Cognata

[Signature Page to Promissory Note]